Exhibit 99.1

PZENA INVESTMENT MANAGEMENT, INC.

REPORTS RESULTS FOR THE SECOND QUARTER OF 2020

•	Assets under management ends the second quarter at $31.5 billion.
•	Q2 2020 revenue decreases 20 percent to $30.1 million from Q2 2019.
•	Q2 2020 GAAP diluted earnings per share increases to $0.13.
•	Board declares a quarterly dividend of $0.03 per share.

NEW YORK, July 28, 2020 - Pzena Investment Management, Inc. (NYSE: PZN) reported the following U.S. Generally Accepted Accounting Principles (GAAP) basic and diluted net income and earnings per share for the three and six months ended June 30, 2020 and 2019 (in thousands, except per-share amounts):

	GAAP Basis
	For the Three Months Ended June 30,
	2020	2019
	(unaudited)
Basic Net Income	$2,198	$3,364
Basic Earnings per Share	$0.13	$0.19

Diluted Net Income	$9,997	$13,218
Diluted Earnings per Share	$0.13	$0.18

	GAAP Basis
	For the Six Months Ended June 30,
	2020	2019
	(unaudited)
Basic Net Income	$2,198	$6,466
Basic Earnings per Share	$0.13	$0.36

Diluted Net Income[1]	$2,198	$26,026
Diluted Earnings per Share[1]	$0.13	$0.35

1 During the six months ended June 30, 2020, the calculation of GAAP diluted earnings per share resulted in an increase in earnings per share. Therefore, diluted net income and diluted earnings per share are assumed to be equal to basic net income and basic earnings per share.

GAAP diluted net income and GAAP diluted earnings per share were $10.0 million and $0.13, respectively, for the three months ended June 30, 2020, and $13.2 million and $0.18, respectively, for the three months ended June 30, 2019. GAAP diluted net income and GAAP diluted earnings per share were $2.2 million and $0.13, respectively, for the six months ended June 30, 2020, and $26.0 million and $0.35, respectively, for the six months ended June 30, 2019.

In evaluating the results of operations, management also reviews adjusted measures of earnings, which are adjusted to exclude accounting items that add a measure of non-operational complexity which obscures the underlying performance of the business. For the three and six months ended June 30, 2020 and 2019, no adjustments were made to GAAP earnings.

Net income for diluted earnings per share generally assumes all operating company membership units are converted into Company stock at the beginning of the reporting period, and the resulting change to Company net income associated with its increased interest in the operating company is taxed at the Company's effective tax rate, exclusive of the adjustments noted above and other adjustments.  When this conversion results in an increase in earnings per share or a decrease in loss per share, diluted net income and diluted earnings per share are assumed to be equal to basic net income and basic earnings per share for the reporting period.

Assets Under Management (unaudited)
($ billions)
	For the Three Months Ended			For the Twelve Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Separately Managed Accounts
Assets
Beginning of Period	$10.8	$16.4	$13.8	$13.9	$13.8
Inflows	0.7	0.4	0.2	2.7	2.4
Outflows	(0.5)	(0.3)	(0.3)	(1.3)	(1.9)
Net Flows	0.2	0.1	(0.1)	1.4	0.5
Market Appreciation/(Depreciation)	1.9	(5.4)	0.2	(2.2)	(0.3)
Foreign Exchange[1]	0.1	(0.3)	—	(0.1)	(0.1)
End of Period	$13.0	$10.8	$13.9	$13.0	$13.9

Sub-Advised Accounts
Assets
Beginning of Period Assets	$14.3	$22.4	$21.0	$21.1	$21.2
Inflows	0.7	0.8	0.4	3.1	3.0
Outflows	(1.4)	(0.8)	(0.6)	(4.3)	(2.5)
Net Flows	(0.7)	—	(0.2)	(1.2)	0.5
Market Appreciation/(Depreciation)	2.7	(8.0)	0.3	(3.5)	(0.6)
Foreign Exchange[1]	0.1	(0.1)	—	—	—
End of Period	$16.4	$14.3	$21.1	$16.4	$21.1

Pzena Funds
Assets
Beginning of Period Assets	$1.7	$2.4	$2.3	$2.3	$1.9
Inflows	0.1	0.2	0.1	0.5	0.7
Outflows	—	(0.1)	(0.1)	(0.4)	(0.3)
Net Flows	0.1	0.1	—	0.1	0.4
Market Appreciation/(Depreciation)	0.3	(0.7)	—	(0.3)	—
Foreign Exchange[1]	—	(0.1)	—	—	—
End of Period	$2.1	$1.7	$2.3	$2.1	$2.3

Total
Assets
Beginning of Period	$26.8	$41.2	$37.1	$37.3	$36.9
Inflows	1.5	1.4	0.7	6.3	6.1
Outflows	(1.9)	(1.2)	(1.0)	(6.0)	(4.7)
Net Flows	(0.4)	0.2	(0.3)	0.3	1.4
Market Appreciation/(Depreciation)	4.9	(14.1)	0.5	(6.0)	(0.9)
Foreign Exchange[1]	0.2	(0.5)	—	(0.1)	(0.1)
End of Period	$31.5	$26.8	$37.3	$31.5	$37.3

1 Foreign exchange reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.

Financial Discussion

Revenue (unaudited)
($ thousands)
	For the Three Months Ended
	June 30,	March 31,	June 30,
	2020	2020	2019
Separately Managed Accounts	$16,738	$18,696	$18,815
Sub-Advised Accounts	10,262	12,709	15,057
Pzena Funds	3,131	3,274	3,971
Total	$30,131	$34,679	$37,843

		For the Six Months Ended
		June 30,	June 30,
		2020	2019
Separately Managed Accounts		$35,434	$37,411
Sub-Advised Accounts		22,971	30,064
Pzena Funds		6,405	7,778
Total		$64,810	$75,253

Revenue was $30.1 million for the second quarter of 2020, a decrease of 13.1% from $34.7 million for the first quarter of 2020, and a decrease of 20.4% from $37.8 million for the second quarter of 2019.

There were no performance fees recognized in the second or first quarters of 2020, compared to $0.3 million for the second quarter of 2019.

Average assets under management for the second quarter of 2020 were $29.8 billion, decreasing 15.8% from $35.4 billion for the first quarter of 2020, and decreasing 19.7% from $37.1 billion for the second quarter of 2019.  The decrease from the first quarter of 2020 and second quarter of 2019 primarily reflects market depreciation during the first quarter of 2020.

The weighted average fee rate was 0.404% for the second quarter of 2020, increasing from 0.391% for the first quarter of 2020, and decreasing from 0.408% for the second quarter of 2019.

The weighted average fee rate for separately managed accounts was 0.552% for the second quarter of 2020, increasing from 0.526% for the first quarter of 2020, and from 0.545% for the second quarter of 2019. The increase from the first quarter of 2020 reflects the addition of assets to strategies that typically carry higher fee rates.

The weighted average fee rate for sub-advised accounts was 0.260% for the second quarter of 2020, decreasing from 0.266% for the first quarter of 2020 and from 0.287% for the second quarter of 2019. Certain accounts related to one retail client relationship have fulcrum fee arrangements. These fee arrangements require a reduction in the base fee or allow for a performance fee if the relevant investment strategy underperforms or outperforms, respectively, the agreed-upon benchmark over the contract's measurement period, which extends to three years.  During the second quarter of 2020, first quarter of 2020, and second quarter of 2019 we recognized a $1.0 million, $1.0 million, and $0.5 million reduction in base fees, respectively, related to this client relationship. To the extent the three-year performance record of this account fluctuates relative to its relevant benchmark, the amount of base fees recognized may vary. The impact of these fulcrum fee arrangements is reflected in the decrease of the weighted average fee rate from the second quarter of 2019. The decrease from the first quarter of 2020 primarily reflects a shift to strategies that typically carry lower fee rates.

The weighted average fee rate for Pzena funds was 0.659% for the second quarter of 2020, increasing from 0.625% for the first quarter of 2020, and decreasing from 0.694% for the second quarter of 2019. The increase from the first quarter of 2020 reflects inflows into funds that generally carry higher fee rates.  The decrease from the second quarter of 2019 reflects an increase in fund expense cap reimbursements, which are presented net against revenue.

Total operating expenses were $19.2 million for the second quarter of 2020, decreasing from $23.6 million for the first quarter of 2020 and from $20.3 million for the second quarter of 2019. The decrease from the first quarter of 2020 reflects the absence of the cost of employee departures and expenses associated with tax payments and the Company's employee profit sharing and savings plan, which generally do not recur during the year.  The decrease from the second quarter of 2019 primarily reflects a decrease in travel costs and professional fees and a decrease in the bonus accrual.

Operating Expenses (unaudited)
($ thousands)
	For the Three Months Ended
	June 30,	March 31,	June 30,
	2020	2020	2019
Compensation and Benefits Expense	$15,578	$19,140	$16,019
General and Administrative Expense	3,575	4,422	4,254
Operating Expenses	$19,153	$23,562	$20,273

		For the Six Months Ended
		June 30,	June 30,
		2020	2019
Compensation and Benefits Expense		$34,718	$33,208
General and Administrative Expense		7,997	8,281
Operating Expenses		$42,715	$41,489

As of June 30, 2020 and March 31, 2020, employee headcount was 120, up from 110 at June 30, 2019.

The operating margin was 36.4% for the second quarter of 2020, compared to 32.1% for the first quarter of 2020, and 46.4% for the second quarter of 2019. The decrease in operating margin from the second quarter of 2019 is primarily driven by the decrease in revenue.

Other income/ (expense) was income of approximately $3.2 million for the second quarter of 2020, an expense of $9.4 million for the first quarter of 2020, and income of $0.6 million for the second quarter of 2019.

Other income/ (expense) primarily reflects the fluctuations in the gains/ losses and other investment income recognized by the Company on its direct equity investments, the majority of which are held to satisfy obligations under its deferred compensation plan.  Other income/ (expense) also includes a portion of gains/ (losses) and other investment income recognized by external investors on their investments in investment partnerships that the Company consolidates, which are offset in net income attributable to non-controlling interests.

Other Income/ (Expense) (unaudited)
($ thousands)
	For the Three Months Ended
	June 30,	March 31,	June 30,
	2020	2020	2019
Net Interest and Dividend Income	$145	$240	$360
Gains/ (Losses) and Other Investment Income	3,050	(9,510)	245
Other Income/ (Expense)	47	(86)	(44)
GAAP Other Income/ (Expense)	3,242	(9,356)	561
Outside Interests of Investment Partnerships[1]	(234)	314	(38)
As Adjusted Other Income/ (Expense), Net of Outside Interests	$3,008	$(9,042)	$523

		For the Six Months Ended
		June 30,	June 30,
		2020	2019
Net Interest and Dividend Income		$385	$639
Gains/ (Losses) and Other Investment Income		(6,460)	1,840
Other Income		(39)	(99)
GAAP Other Income/ (Expense)		(6,114)	2,380
Outside Interests of Investment Partnerships[3]		80	(166)
As Adjusted Other Income/ (Expense), Net of Outside Interests		$(6,034)	$2,214
[1]	Represents the non-controlling interest allocation of the income of the Company's consolidated investment partnerships to its external investors.

The Company recognized income tax expenses of $1.4 million for the second quarter of 2020, $1.0 million for the first quarter of 2020, and $1.8 million for the second quarter of 2019.

Details of the income tax expense are shown below:

Income Tax Expense (unaudited)
($ thousands)
	For the Three Months Ended
	June 30,	March 31,	June 30,
	2020	2020	2019
Corporate Income Tax Expense	$797	$371	$1,051
Unincorporated and Other Business Tax Expense	574	621	785
Income Tax Expense	$1,371	$992	$1,836

		For the Six Months Ended
		June 30,	June 30,
		2020	2019
Corporate Income Tax Expense		$1,168	$2,416
Unincorporated and Other Business Tax Expense		1,195	1,491
Income Tax Expense		$2,363	$3,907

Details of the net income attributable to non-controlling interests of the Company's operating company and consolidated subsidiaries are shown below:

GAAP Non-Controlling Interests (unaudited)
($ thousands)
	For the Three Months Ended
	June 30,	March 31,	June 30,
	2020	2020	2019
Operating Company Allocation	$10,417	$1,083	$12,893
Outside Interests of Investment Partnerships[1]	234	(314)	38
GAAP Net Income Attributable to Non-Controlling Interests	$10,651	$769	$12,931

		For the Six Months Ended
		June 30,	June 30,
		2020	2019
Operating Company Allocation		$11,500	$25,605
Outside Interests of Investment Partnerships[1]		(80)	166
GAAP Net Income Attributable to Non-Controlling Interests		$11,420	$25,771

[1]	Represents the non-controlling interest allocation of the income of the Company's consolidated investment partnerships to its external investors.

On July 28, 2020, the Company's Board of Directors approved a quarterly dividend of $0.03 per share of its Class A common stock.  The following dates apply to the dividend:

Record Date:August 7, 2020

Payment Date:August 28, 2020

During the last twelve months, inclusive of the dividend noted above, the Company declared total dividends of $0.55 per share of its Class A common stock.

Second Quarter 2020 Earnings Call Information

Pzena Investment Management, Inc. (NYSE: PZN) will hold a conference call to discuss the Company's financial results and outlook at 10:00 a.m. ET, Wednesday, July 29, 2020.  The call will be open to the public.

Webcast Instructions: To gain access to the webcast, which will be "listen-only," go to the Events page in the Investor Relations area of the Company's website, www.pzena.com.

Teleconference Instructions: To gain access to the conference call via telephone, U.S. callers should dial 844-378-6482; Canada callers should dial 855-669-9657; international callers should dial 412-317-5106.  Please reference the Pzena Investment Management call.

Replay: The conference call will be available for replay through August 12, 2020, on the web using the information given above.

About Pzena Investment Management

Pzena Investment Management, LLC, the firm's operating company, is a value-oriented investment management firm.  Founded in 1995, Pzena Investment Management has built a diverse, global client base.  More firm and stock information is posted at www.pzena.com.

Forward-Looking Statements

This press release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements provide the Company’s current views, expectations, or forecasts of future events and performance, and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,”

“continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

Among the factors that could cause actual results to differ from those expressed or implied by a forward-looking statement are those described in the sections entitled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K, as filed with the SEC on March 10, 2020 and in the Company's Quarterly Reports on Form 10-Q as filed with the SEC. These risk factors include a pandemic or health crisis, including the COVID-19 pandemic, and its impact on financial institutions, the global economic or capital markets as well as Pzena’s products, clients, vendors and employees, and Pzena’s results of operations, the full extent of which may be unknown. In light of these risks, uncertainties, assumptions, and factors, actual results could differ materially from those expressed or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release.

The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward-looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact: Jessica Doran, 212-355-1600 or doran@pzena.com.

PZENA INVESTMENT MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(in thousands)

	As of
	June 30,	December 31,
	2020	2019
	(unaudited)
ASSETS
Cash and Cash Equivalents	$33,131	$52,480
Restricted Cash	1,043	1,036
Due from Broker	875	149
Advisory Fees Receivable	30,155	32,887
Investments	29,403	55,934
Prepaid Expenses and Other Assets	5,287	4,876
Right-of-use Assets	12,698	13,860
Deferred Tax Asset	30,752	32,683
Property and Equipment, Net of Accumulated
Depreciation of $5,376 and $4,765, respectively	4,968	5,547
TOTAL ASSETS	$148,312	$199,452

LIABILITIES AND EQUITY
Liabilities:
Accounts Payable and Accrued Expenses	$23,460	$44,715
Due to Broker	1,812	40
Securities Sold Short	779	—
Liability to Selling and Converting Shareholders	28,652	28,652
Lease Liabilities	13,049	14,235
Deferred Compensation Liability	1,936	3,600
TOTAL LIABILITIES	69,688	91,242

Equity:
Total Pzena Investment Management, Inc.'s Equity	23,567	31,444
Non-Controlling Interests	55,057	76,766
TOTAL EQUITY	78,624	108,210
TOTAL LIABILITIES AND EQUITY	$148,312	$199,452

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per-share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
REVENUE	$30,131	$37,843	$64,810	$75,253

EXPENSES
Compensation and Benefits Expense	15,578	16,019	34,718	33,208
General and Administrative Expense	3,575	4,254	7,997	8,281
TOTAL OPERATING EXPENSES	19,153	20,273	42,715	41,489
Operating Income	10,978	17,570	22,095	33,764

Other Income	3,242	561	(6,114)	2,380

Income Before Taxes	14,220	18,131	15,981	36,144

Income Tax Expense	1,371	1,836	2,363	3,907
Consolidated Net Income	12,849	16,295	13,618	32,237

Less: Net Income Attributable to Non-Controlling Interests	10,651	12,931	11,420	25,771

Net Income Attributable to Pzena Investment Management, Inc.	$2,198	$3,364	$2,198	$6,466

Earnings per Share - Basic and Diluted Attributable to Pzena Investment Management, Inc. Common Stockholders:

Net Income for Basic Earnings per Share	$2,198	$3,364	$2,198	$6,466
Basic Earnings per Share	$0.13	$0.19	$0.13	$0.36
Basic Weighted Average Shares Outstanding	17,215,163	17,874,842	17,502,674	18,075,692

Net Income for Diluted Earnings per Share[1]	$9,997	$13,218	$2,198	$26,026
Diluted Earnings per Share[1]	$0.13	$0.18	$0.13	$0.35
Diluted Weighted Average Shares Outstanding	78,608,197	74,153,408	79,261,048	74,212,207

1 During the six months ended June 30, 2020, the calculation of GAAP diluted earnings per share resulted in an increase in earnings per share. Therefore, diluted net income and diluted earnings per share are assumed to be equal to basic net income and basic earnings per share.